Exhibit 99.77(q)(e)(2)


                                  AMENDMENT TO
                    AMENDED AND RESTATED MANAGEMENT AGREEMENT

                                 ING FUNDS TRUST

      This Amendment, effective as of December 15, 2006, amends the Amended and Restated Management Agreement (the "Agreement") dated the 29th day of July 2005, between ING Investments, LLC, an Arizona limited liability company (the "Investment Manager") and ING Funds Trust, a Delaware statutory trust (the "Trust").

                               W I T N E S S E T H

      WHEREAS, the parties desire to amend the Agreement and agree that the amendment will be effective as of December 15, 2006.

      NOW, THEREFORE, the parties agree as follows:

      1. Section 10 is hereby deleted in its entirety and replaced with the following:

            10. Term and Approval. With respect to each Series identified as a Series on Schedule A hereto as in effect on the date of this Amendment, unless earlier terminated with respect to any Series this Agreement shall continue in full force and effect through November 30, 2007. Thereafter, unless earlier terminated with respect to a Series, the Agreement shall continue in full force and effect with respect to each such Series for periods of one year, provided that such continuance is specifically approved at least annually by (i) the vote of a majority of the Board of Trustees of the Trust, or (ii) the vote of a majority of the outstanding voting shares of the Series (as defined in the 1940 Act), and provided that such continuance is also approved by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of the Trust or the Manager, cast in person at a meeting called for the purpose of voting on such approval.

            With respect to any Series that was added to Schedule A hereto as a Series after the date of this Amendment, the Agreement shall become effective on the later of (i) the date Schedule A is amended to reflect the addition of such Series as a Series under the Agreement or (ii) the date upon which the shares of the Series are first sold to the public, subject to the condition that the Trust's Board of Trustees, including a majority of those Trustees who are not interested persons (as such term is defined in the 1940 Act) of the Manager, and the shareholders of such Series, shall have approved this Agreement. Unless terminated earlier as provided herein with respect to any such Series, the Agreement shall continue in full force and effect for a period of two years from the date of its effectiveness (as identified above) with respect to that Series. Thereafter, unless earlier terminated with respect to a Series, the Agreement shall continue in full force and effect with respect to each such Series for periods of one year, provided that such continuance is specifically approved at least annually by (i) the vote of a majority of the Board of Trustees of the Trust, or (ii) vote of a majority of the outstanding voting shares of such Series (as defined in the 1940 Act), and provided that such continuance is also approved by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of the Trust or the Manager, cast in person at a meeting called for the purpose of voting on such approval.

      2. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

      3. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                              ING INVESTMENTS, LLC


                              By:   /s/ Todd Modic
                                    ------------------------------
                                    Todd Modic
                                    Senior Vice President


                              ING FUNDS TRUST


                              By:   /s/ Robert S. Naka
                                    ------------------------------
                                    Robert S. Naka
                                    Executive Vice President